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                                                                    EXHIBIT 10.4



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                               PURCHASE AGREEMENT

                                     BETWEEN

                              EDWARD L. WARRINGTON,
                                  an individual

                                    AS SELLER


                                       AND


             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP,
                           a Texas limited partnership




                                  AS PURCHASER




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                               PURCHASE AGREEMENT


        THIS PURCHASE AGREEMENT (the "AGREEMENT") is made to be effective as of the Effective Date (as hereinafter defined) by and between EDWARD L. WARRINGTON, an individual ("SELLER"), and BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP, a Texas limited partnership ("PURCHASER").


                              W I T N E S S E T H:


                                    ARTICLE I

                                PURCHASE AND SALE

        1.1 AGREEMENT OF PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

                (a) that certain tract or parcel of land situated in Hopkins, Minnesota, more particularly described on EXHIBIT A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "LAND");

                (b) the buildings and other improvements on the Land, including specifically, without limitation, that certain office building having a street address of 601 2nd Avenue, Hopkins, Minnesota, and related facilities located thereon (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "IMPROVEMENTS");

                (c) the personal property owned by Seller upon the Land or within the Improvements, including specifically, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property used in connection with the operation of the Land and the Improvements (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "PERSONAL PROPERTY");

                (d) all of Seller's right, title and interest in all oral or written agreements pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Seller (the property described in clause (d) of this Section 1.1 being herein referred to collectively as the "LEASES"); and


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                (e)     all of Seller's right, title and interest in and to (i)
        all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof) (collectively, the "OPERATING AGREEMENTS"); (ii) all warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property; (iii) all licenses, permits, certificates of occupancy and other consents or approvals from governmental authorities or private parties which relate to the Real Estate, Improvements, or Personal Property; (iv) all other intangible property associated with the use or operation of the Land, Improvements or Personal Property, and (v) all plans, specifications, drawings, reports, studies, books, records and other documents, if any, pertaining to the Land, Improvements or Personal Property (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the "INTANGIBLES").

        1.2 PROPERTY DEFINED. The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "PROPERTY."

        1.3. PERMITTED EXCEPTIONS. The Property shall be conveyed subject to the matters which are deemed to be Permitted Exceptions pursuant to Section 2.3 hereof (herein referred to collectively as the "Permitted Exceptions").

        1.4 PURCHASE PRICE. Seller is to sell and Purchaser is to purchase the Property for a total of Two Million Nine Hundred Twenty Five Thousand Dollars ($2,925,000) (the "PURCHASE PRICE").

        1.5 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid in cash or immediately available funds at Closing.

        1.6 INDEPENDENT CONTRACT CONSIDERATION. Upon the Effective Date hereof, Purchaser shall deliver to Seller a check in the amount of Fifty and No/100 Dollars ($50.00) ("INDEPENDENT CONTRACT CONSIDERATION"), which amount the parties hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, and is nonrefundable in all events.

        1.7 EARNEST MONEY. Within two (2) business days after the Effective Date hereof, Purchaser shall deposit with Partners Title Company (the "TITLE COMPANY"), at 712 Main Street, Suite 2000E, Houston, Texas 77002-3215 (Attention: Karen Highfield), the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "EARNEST MONEY") to be held by the Title Company in an interest bearing account. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement.

                                   ARTICLE II

                                TITLE AND SURVEY

        2.1 COMMITMENT FOR TITLE INSURANCE. Within two (2) business days after the Effective Date, Seller shall deliver to Purchaser and the surveyor described in Section 2.2 below (a) a current title commitment (the "TITLE COMMITMENT") covering the Property, showing all matters affecting title to the Property and binding the Title Company to issue at Closing an Owner's Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.5 hereof, and (b) legible copies of all instruments (the "EXCEPTION INSTRUMENTS") referenced in the Title Commitment.

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        2.2     SURVEY. Within five (5) business days after the Effective Date,
Seller shall, at Seller's expense, furnish to Purchaser a current ALTA Survey (the "SURVEY") of the Property prepared by a reputable surveyor or surveying firm licensed by the State of Minnesota. The Survey shall (a) locate all easements (whether of record or apparent from an inspection of the Property) and rights of way on or adjacent to the Property (identified by recording data, if applicable), (b) show the Improvements situated on the Real Estate and the dimensions of all buildings thereon, (c) show the location and size of all streets (existing or proposed) on or adjacent to the Property, (d) show any encroachments or protrusions, railroads, rivers, creeks, or other water courses, fences, utilities (including size and location), and other matters located on or affecting the Property (and any recording information relating thereto), (e) set forth the number of square feet comprising the Property, together with a legal description of the boundaries of the Property by metes and bounds; (f) certify that the Property does not lie within the 100-year flood plain as established by the U.S. Army Corps of Engineers, and (g) contain a certification by the surveyor in the form of EXHIBIT B attached hereto. Unless otherwise agreed by Seller and Purchaser, the metes and bounds description contained in the Survey shall be the legal description employed in the documents of conveyance of the Property.

        2.3 TITLE REVIEW PERIOD. After receipt of the last of the Title Commitment, legible copies of the Exception Instruments, and the Survey, Purchaser shall have a period of two (2) business days to review the state of Seller's title to the Property (the "TITLE REVIEW PERIOD"). If the Survey, the Title Commitment or the Exception Instruments reflect or disclose any defect, exception or other matter affecting the Property ("TITLE DEFECTS") that is unacceptable to Purchaser for any reason whatsoever, then prior to the expiration of the Title Review Period, Purchaser may provide Seller with written notice of its objections, and Seller shall have until the earlier to occur of
(x) ten (10) days from the date of the notice, or (y) the day before Closing (the "Cure Period") to remove or cure any Title Defects to the satisfaction of Purchaser. Seller shall use its reasonable, good faith efforts to remove or cure the Title Defects to Purchaser's satisfaction, but shall not be required to incur any costs in excess of One Thousand Dollars ($1,000) in doing so (other than as provided in Section 2.4 below) or to institute litigation. If Seller does not cure any or all of the Title Defects within the Cure Period, Seller shall notify Purchaser in writing, prior to the expiration of the Cure Period, of its failure to cure such Title Defects, and Purchaser may, prior to the earlier of (a) five (5) days after receipt of Seller's notice of its failure to cure, or (b) 10:00 a.m. Dallas, Texas time on the Closing Date, either (i) terminate this Agreement by written notice delivered to Seller, or (ii) elect to waive any uncured Title Defect. If Purchaser fails to terminate the Agreement by written notice delivered to Seller prior to the expiration of the time period referenced in the immediately preceding sentence, then any Title Defects that Seller has not cured shall be deemed waived by Purchaser. If Purchaser shall fail to notify Seller in writing of any objections to the state of Seller's title to the Property as shown by the Title Commitment, the Exception Documents or the Survey, or if Purchaser elects to waive all or any of the Title Defects, or is deemed to have waived all or any of the Title Defects, then any exceptions to Seller's title to which Purchaser has not objected or which have been objected to and waived by Purchaser and which are disclosed by the Title Commitment shall be considered to be "PERMITTED EXCEPTIONS". If Purchaser terminates this Agreement pursuant to this section, then neither Seller nor Purchaser shall have any further rights or obligations under this Agreement and the Earnest Money shall be returned to Purchaser.

        2.4 OBLIGATION TO CURE LIENS. Notwithstanding anything to the contrary contained in this Article II, if at Closing there are any mechanic's or materialmen's liens or mortgages, deeds of trust or other instruments creating a lien for borrowed money against all or any part of the Property (collectively, "LIENS"), Seller shall discharge the same of record and apply such portions of the Purchase Price or Seller's funds as may be necessary to accomplish the same.

        2.5 OWNER'S POLICY OF TITLE INSURANCE. At Closing, Seller shall cause the Title Company to issue to Purchaser, at Purchaser's expense, an ALTA Owner's Policy of Title Insurance (the "TITLE POLICY")

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covering the Property, in the full amount of the Purchase Price, insuring that
Purchaser is the owner of good and marketable title to the Property, subject only to the Permitted Exceptions.

                                   ARTICLE III

                                INSPECTION PERIOD

        3.1 RIGHT OF INSPECTION. During the period beginning upon the Effective Date and ending on the earlier to occur of (x) 6 p.m., Dallas, Texas time, on the tenth (10th) day following the Effective Date, or (y) 10:00 a.m., Dallas, Texas time on the Closing Date (hereinafter referred to as the "INSPECTION PERIOD"), Purchaser shall have the right to make a physical inspection of the Property, to conduct tests thereon (including specifically, without limitation, environmental tests and soil borings), to review the Due Diligence Materials (as hereinafter defined) and to make inquiries to governmental authorities and other appropriate parties, so as to determine, at the sole discretion of Purchaser, whether the Property is suitable for Purchaser's purposes. All physical inspections of the Property shall occur at reasonable times, upon not less than 24 hours prior written notice, and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or its tenants. Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements in respect of the Property. Seller agrees to use reasonable efforts to cooperate with Purchaser's auditors in the preparation of such audited financial statements. Without limiting the generality of the preceding sentence (a) Seller shall, during normal business hours, allow Purchaser's auditors reasonable access to the books and records maintained by Seller in respect of the Property; (b) Seller shall use reasonable efforts to provide to Purchaser such financial information and supporting documentation as are necessary for Purchaser's auditors to prepare audited financial statements; and (c) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Purchaser's auditors with a copy of such audited financial statements. Purchaser agrees to indemnify and hold Seller harmless of and from any claim for physical damages or physical injuries arising from Purchaser's inspection of the Property, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify shall survive Closing or any termination of this Agreement.

        3.2 RIGHT OF TERMINATION. Seller agrees that in the event Purchaser determines, in Purchaser's sole discretion, that the Property is not suitable for its purposes, or that it is in the interest of Purchaser to terminate this Agreement for any other reason, then Purchaser shall have the right to terminate this Agreement by sending written notice thereof (hereinafter referred to as the "NOTICE OF TERMINATION") to Seller prior to the expiration of the Inspection Period. Upon delivery by Purchaser of such Notice of Termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send Seller a Notice of Termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Article III.

        3.3 EXTENSIONS. Purchaser shall have the option to elect to extend the title Cure Period and the Inspection Period by no more than twenty (20) days each and to extend the Closing Date (defined below) for no more than thirty (30) days by complying with the following requirements:

                (a) on or before the first to occur of the expiration of the title Cure Period or the expiration of the Inspection Period (the "Deadline"), Purchaser shall notify Seller of Purchaser's election and of the new, extended dates, and

                (b) on or before the Deadline, Purchaser shall deposit with the Title Company a Supplemental Earnest Money (herein so called) deposit of Ten Thousand Dollars ($10,000.00). The

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        Supplemental Earnest Money, once deposited by Purchaser, shall merge with, and become part of the Earnest Money to be held and distributed by Title Company in accordance with the terms of this Agreement.

                                   ARTICLE IV

                                     CLOSING

        4.1 TIME AND PLACE. Unless otherwise mutually agreed in writing by Seller and Purchaser, the closing of the transaction contemplated hereby ("CLOSING") shall be held at the offices of the Title Company on the earlier of the following dates (the "CLOSING DATE"): (a) twenty (20) days after the Effective Date, or (b) February 20, 2004. Notwithstanding any provision in this Agreement to the contrary, Seller agrees to effectuate the Closing on the third
(3rd) business day after notice from Purchaser that Purchaser wishes to close prior to the Closing Date or any extended Closing Date. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.

        4.2     SELLER'S OBLIGATIONS AT CLOSING. At Closing, Seller shall:

                (a) deliver to Purchaser a Limited Warranty Deed (the "DEED") in the form of EXHIBIT C attached hereto and made a part hereof, executed and acknowledged by Seller and in recordable form, conveying the Land and Improvements to Purchaser, subject only to the Permitted Exceptions;

                (b) deliver to Purchaser a Bill of Sale and Assignment (the "BILL OF SALE") in the form of EXHIBIT D attached hereto and made a part hereof, executed and acknowledged by Seller and in recordable form;

                (c) join with Purchaser in the execution and acknowledgment of an Assignment and Assumption of Contracts (the "ASSIGNMENT OF CONTRACTS") in the form of EXHIBIT E attached hereto and made a part hereof;

                (d) join with Purchaser in the execution of a letter to each tenant of the Property in the form of EXHIBIT F attached hereto and made a part hereof;


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                (e)     deliver to Purchaser a FIRPTA Affidavit in the form of
        EXHIBIT G attached hereto and made a part hereof, duly executed by Seller;

                (f) deliver to Purchaser a current rent roll for the Property certified by Seller to be true and correct as of the Closing Date;

                (g) deliver to Purchaser a "Seller's Affidavit" verifying that, to Seller's knowledge, there are no unpaid bills, expenses or claims with respect to the Property and indemnifying Purchaser from any loss, liability or expense resulting from or incident to any such matters;

                (h) deliver to Purchaser such evidence as Purchaser's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

                (i) deliver to Purchaser original Leases, original Operating Agreements and all other documents described in Section 1.1 hereof;

                (j) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

                (k) deliver to Purchaser all available keys or access cards, if any, used with respect to the Property in Seller's possession; and

                (l) deliver to Purchaser a Certificate of Real Estate Value as required by Minnesota law.

        4.3     PURCHASER'S OBLIGATIONS AT CLOSING. At Closing, Purchaser shall:

                (a) pay to Seller, or to an escrow agent designated in writing by Seller, the amount of the Purchase Price in cash or immediately available wire transferred funds, it being agreed that at Closing the Earnest Money shall be delivered to Seller, or to an Escrow Agent designated in writing by Seller, and applied towards payment of the cash portion of the Purchase Price;

                (b) join Seller in execution of the instruments described in Sections 4.2(c) and 4.2(d) above;

                (c) deliver to Seller such evidence as Seller's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

        4.4 CREDITS AND PRORATIONS. The following provisions shall govern the apportionment of income and expenses with respect to the Property between Seller and Purchaser:

                (a) Fixed Rent (herein so called) shall be prorated between Seller and Purchaser based upon Fixed Rent actually collected. All prepaid Fixed Rent and other income from the Property shall be credited to Purchaser at Closing, to the extent same is attributable to a period of time after Closing.

                (b) Fixed Rent which is delinquent and remains uncollected at Closing shall not be prorated between Seller and Purchaser at Closing. At Closing, Seller shall furnish to Purchaser a schedule of delinquent Fixed Rent due under the Lease. Purchaser shall pay Seller's prorata share of

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        any delinquent Fixed Rent if and when collected by Purchaser; provided, however, that Purchaser shall have no obligation to collect or pursue the collection of same. It is understood and agreed that any Fixed Rent collected by Purchaser after Closing shall be applied first to currently due Fixed Rent. Purchaser shall hold all landlord's liens in the entireties thereof to enforce the payment of rentals to which Purchaser is entitled, and Seller shall be deemed to have transferred to Purchaser all of such landlord's liens. Seller shall have no rights to collect or attempt to collect any delinquent Fixed Rent from any tenant, all such rights being transferred to Purchaser at Closing.

                (c) All security deposits and other deposits payable to tenants under the Leases shall be credited to Purchaser at Closing.

                (d) The prorations described in this Section 4.4 shall be made as of 12:01 a.m. on the Closing Date, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as the case may be, the amount of cash to be paid by Purchaser to Seller at Closing. Seller and Purchaser agree to adjust between themselves after Closing any errors or omissions in the prorations made at Closing; provided, however, that such prorations shall be deemed final and not subject to further post Closing adjustments if no such adjustments have been requested within one (1) year after the Closing Date.

        4.5 CLOSING COSTS. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the cost of the Survey; and (c) one-half (1/2) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (v) the State Deed Tax, (w) the fees of any counsel representing Purchaser in connection with this transaction, (x) the cost of the Title Policy, (y) one-half (1/2) of any escrow fees charged by the Title Company, and (z) the fees for recording the deed conveying the Property to Purchaser. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        5.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows:

                (a) Seller has the full right, power and authority to enter into this Agreement and to perform all of its obligations under this Agreement, and the execution and delivery of this Agreement and the performance by Seller of its obligations under this Agreement require no further action or approval of Seller's partners or of any other person in order to constitute this Agreement as a binding and enforceable obligation of Seller.

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                (b)     To the best of Seller's knowledge, the Property is not
        in violation of any governmental order, regulation, statute, code or ordinance dealing with the use, construction, operation, safety and/or maintenance thereof, and all existing zoning and building codes and other applicable laws and governmental regulations permit the operation of the Property in accordance with its present usage. Seller has received no written notice that any necessary certificates of occupancy, licenses or permits, authorizations, consents and approvals required by all governmental or quasi-governmental authorities having jurisdiction, and the requisite certificates of the local Board of Fire Underwriters (or other body exercising similar functions) have not been issued for the Improvements, have not been paid for in full, or are not in full force and effect.

                (c) Seller has received no written demand by any mortgagee, insurance underwriter or governmental authority for work to be done or other action to be taken by Seller which has not been complied with to the satisfaction of the entity making such demand.

                (d) Seller has not received any written notice of any pending condemnation, expropriation, eminent domain, litigation, administrative action or other legal proceeding affecting all or any portion of the Property.

                (e) The Leases are in full force and effect and no default on the part of Seller or any tenant thereunder exists or has been alleged to exist. There are no Leases granting any person a right to occupy the Property except as may be contained in the rent roll delivered to Purchaser as part of the Due Diligence Materials, and, except as may be reflected on such rent roll, no tenant has paid rent for more than one month in advance of the current month.

                (f) No tenant under the Leases has asserted any claim or offset which would in any way affect the collection of rent from such tenant, nor has any tenant given any notice to Seller of its intention to terminate its tenancy.

                (g) No person, firm or entity, other than Purchaser has any right to acquire the Property or any part thereof.

                (h) This Agreement and the conveyance of the Property will not cause to be imposed on Purchaser any liability to withhold any amount pursuant to Section 1445 of the Internal Revenue Code or the implementing regulations.

                (i) Seller has not disposed of or otherwise released or allowed to be released any hazardous or toxic substances, petroleum products, chemicals, or wastes of any kind on, in, or under the Property, including any surface waters or groundwater located on such Property, nor has Seller caused or, to the best of Seller's knowledge, allowed to be released or discharged any hazardous or toxic substances, petroleum products, chemicals, or wastes of any kind on, in, or under any tracts in proximity to the Property, including the surface or groundwaters thereof. To the best of Seller's knowledge, there are no hazardous or toxic substances, petroleum products, chemicals, or wastes on, in, or under the Property, including surface or groundwaters, regardless of source or cause; provided, however, that to the best of Seller's knowledge, there are no more than two (2) underground storage tanks on the Property.

        5.2 COVENANTS OF SELLER. Seller hereby covenants with Purchaser as follows:

                (a) Within two (2) days after the Effective Date, Seller shall deliver to Purchaser the documents and other items (the "DUE DILIGENCE MATERIALS") listed on EXHIBIT I attached hereto and

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        made a part hereof. No later than one (1) business day prior to the expiration of the Inspection Period, Seller shall deliver to Purchaser tenant estoppel certificates in the form of Exhibit H attached hereto and made a part hereof executed by each tenant under the Leases of the Property.

                (b) So long as this Agreement remains in effect, Purchaser will be allowed access to the Property and the books and records related to the Property under the terms and conditions set forth in Section 3.1 hereof.

                (c) Seller shall not negotiate, execute or commit to enter into (i) any Lease; or (ii) any modification, amendment, restatement or renewal of any Lease, without Purchaser's prior written consent in each instance (which consent shall not be unreasonably withheld or delayed).

                (d) Seller shall not enter into any other contract (or an extension or modification of any other contract) with respect to the Property which will survive the Closing or otherwise affect the use, operation or enjoyment of the Property after the Closing, without first obtaining Purchaser's prior written consent thereof.

                (e) After the date hereof and prior to Closing, no part of the Property, nor any interest therein, will be alienated, liened, encumbered or otherwise transferred.,

                (f) Pending Closing, Seller shall operate and manage the Property in a normal businesslike manner, maintaining present services and insurance policies, and shall maintain the Property in good repair and working order, shall keep on hand sufficient materials, supplies, equipment, inventory and other personal property for the efficient operation and management of the Property in a first-class manner, and shall perform when due, all of Seller's obligations under the Leases and other contracts affecting the Property and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Property. Seller shall deliver the Property at Closing in substantially the same condition as it was on the Effective Date, reasonable wear and tear excepted. None of the Personal Property shall be removed from the Property, unless replaced by personal property of equal or greater utility and value.

                (g) Any leasing commissions and Tenant Inducement Costs (as hereinafter defined) owed by Seller and due or to become due with respect to Leases in existence on the Effective Date or Leases obtained prior to Closing will be paid in full by Seller on or before the Closing Date. As used herein, the term "TENANT INDUCEMENT COSTS" means any payment required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically without limitation, tenant improvement costs, lease buyouts and moving allowances.

                (h) Seller shall promptly notify Purchaser of any change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading, or any covenant of Seller under this Agreement incapable or less likely of being performed, it being understood that Seller's obligation to provide notice to Purchaser under this Section 5.2 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants in this Agreement.

        5.3 REPRESENTATIONS AND WARRANTY OF PURCHASER. Purchaser hereby represents and warrants to Seller:

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

                (a) Purchaser has the full right, power and authority to enter into this Agreement and to carry out Purchaser's obligations hereunder, and to perform all of its obligations under this Agreement, and the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement requires no further action or approval of Purchaser's partners or of any other person in order to constitute this Agreement as a binding and enforceable obligation of Purchaser.

        5.4     SURVIVAL OF OBLIGATIONS. Seller and Purchaser agree as follows:

                (a) The representations and warranties made by Seller herein shall be continuing and shall be deemed to be made by Seller as of the Closing Date with the same force and effect as if made at and as of that time. All representations, warranties and covenants made by Seller herein shall survive Closing for a period of one (1) year. Seller shall indemnify and hold Purchaser free and harmless from and against all losses, costs, damages and expenses of every kind and nature whatsoever (including reasonable attorneys' fees and costs) sustained by Purchaser as a result of any breach of any representation, warranty or covenant made by Seller in this Agreement.

                (b) The representations and warranties made by Purchaser herein shall be continuing and shall be deemed to be made by Purchaser as of the Closing Date with the same force and effect as if made at and as of that time. All representations and warranties of Purchaser shall survive Closing for a period of one (1) year. Purchaser shall indemnify and hold Seller free and harmless from and against all losses, costs, damages, and expenses of every kind and nature whatsoever (including reasonable attorneys' fees and costs) sustained by Seller as a result of any breach of any representation or warranty made by Purchaser.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE CLOSING

        6.1. CONDITIONS PRECEDENT OF PURCHASER. In addition to all other conditions set forth in this Agreement, Purchaser's obligation to consummate the Closing is subject to the satisfaction of each and every one of the conditions precedent set forth in this section 6.1 (all of which are for the sole benefit of Purchaser):

                (a) All representations of Seller set forth in Section 5.1 shall be true, correct and complete in all material respects as of the Effective Date and shall be true, correct and complete in all material respects as of the Closing Date.

                (b) Seller shall have performed in all material respects all obligations required to be performed by Seller hereunder prior to or in connection with the Closing.

        6.2. CONDITIONS PRECEDENT OF SELLER. In addition to all other conditions set forth in this Agreement, Seller's obligation to consummate the Closing is subject to the satisfaction of each and every one of the conditions precedent set forth in this Section 6.2 (all of which are for the sole benefit of Seller):

                (a)     All representations of Purchaser set forth in Section
        5.3 shall be true, correct and complete in all material respects as of the Effective Date and shall be true, correct and complete in all material respects as of the Closing Date; and

                (b) Purchaser shall have performed in all material respects all obligations required to be performed by Purchaser hereunder prior to or in connection with the Closing.

        6.3 FAILURE OF CONDITION PRECEDENT. Upon the failure of any of the foregoing conditions precedent, the party benefited by such failed condition shall have the option to (a) waive such condition precedent and proceed to Closing, or (b) terminate this Agreement by sending written notice to the other party on or before the date of Closing, in which event the Earnest Money shall be returned to Purchaser.


                                   ARTICLE VII

                                     DEFAULT

        7.1 DEFAULT BY PURCHASER. In the event that Purchaser fails to consummate this Agreement for any reason, except Seller's default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. In the event that Purchaser closes under this Agreement and then fails to fully and timely perform any of its other obligations under this Agreement that survive or are performable after the Closing, Seller may seek all remedies available at law or in equity.

        7.2 DEFAULT BY SELLER. In the event Seller fails to perform any of its obligations under Article IV of this Agreement for any reason, except Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its exclusive remedies, either (i) to terminate this Agreement by giving written notice thereof to Seller, whereupon neither party shall have any further rights or obligations under this Agreement and the Earnest Money shall be returned to Purchaser, or (ii) to enforce specific performance of Seller's obligations under
Article IV of this Agreement. In the event Seller breaches or fails to perform any of Seller's obligations performable prior to Closing under this Agreement other than those obligations set forth in Article IV hereof, for any reason, except Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its exclusive remedy, to terminate this Agreement by giving written notice thereof to Seller, whereupon neither party shall have any further rights or obligations under this Agreement and the Earnest Money shall be returned to Purchaser. In the event Purchaser closes under this Agreement and then Seller fails to fully perform any of its other obligations under this Agreement that survive or are performable after the Closing, Purchaser may seek all remedies available at law or in equity.

                                  ARTICLE VIII

                                  RISK OF LOSS

        8.1 MINOR DAMAGE. In the event of loss or damage to the Property or any portion thereof (the "premises in question") which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller's option, reduces the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time (but in no event more than thirty (30) days) in order to allow for the completion of such repairs.

        8.2 MAJOR DAMAGE. In the event of a "major" loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser does not send written notice to Seller that Purchaser has elected to proceed with Closing within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to terminate this Agreement and the Earnest Money shall be returned to Purchaser. If Purchaser sends notice to Seller within such ten (10) day period that Purchaser desires to proceed with Closing, this Agreement shall remain in effect, provided that the Purchase Price shall be reduced by an amount equal to the cost of repairing the Property to its condition prior to the occurrence of the major loss or damage. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 8.1 and 8.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000.00), and (ii) any loss due to a condemnation.


                                   ARTICLE IX

                                   COMMISSIONS

        9.1 BROKERAGE COMMISSIONS. Seller agrees to pay to CB Richard Ellis (the "BROKER") a brokerage commission pursuant to a separate written agreement between Seller and Broker in the event the transaction contemplated by this Agreement is consummated, but not otherwise. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder (other than the Broker to be paid by Seller) by, through or on account of any acts of said party or its representatives, said party will hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing.

                                    ARTICLE X

                                  MISCELLANEOUS

        10.1 DISCLAIMERS. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS PURCHASING THE PROPERTY "AS IS" AND "WHERE IS," AND WITH ALL FAULTS AND THAT SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PROPERTY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

        10.2 ASSIGNMENT. Purchaser shall have the right to assign its rights under this Agreement without the consent of Seller.

        10.3 NOTICES. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram, telex or telecopy (provided that such telegram, telex or telecopy is confirmed by expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or telecopy upon receipt. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

                IF TO SELLER:        Edward L. Warrington
                                     669 Trenton Way
                                     Osprey, Florida 34299
                                     Fax No. 941/966-5800

                with a copy to:      Joseph A. Fawal
                                     1330 21st Way South
                                     Suite 200
                                     Birmingham, Alabama 35205
                                     JFAWAL@BELLSOUTH.NET
                                     Fax No. (205)933-0101


                IF TO PURCHASER:   Harvard Property Trust, LLC
                                   1323 North Stemmons Freeway
                                   Dallas, Texas 75207
                                   Attention: Robert Behringer
                                   Fax No. (214) 655-1610
                with copies to:    Harvard Property Trust, LLC
                                   1323 North Stemmons Freeway
                                   Dallas, Texas 75207
                                   Attention: Gerald J. Reihsen, III
                                   Fax No.  (214) 655-1610

                                   Powell & Coleman, L.L.P.
                                   8080 N. Central Expressway
                                   Suite 1380
                                   Dallas, Texas  75206
                                   Attention:  Patrick Arnold
                                   Fax No.  (214) 373-8768

        10.4 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas or the State of Minnesota, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday.

        10.5 TIME OF ESSENCE. Seller and Purchaser agree that time is of the essence of this Agreement.

        10.6 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

        10.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter.

        10.8 FURTHER ASSURANCES. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.

        10.9 ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party all of its reasonable expenses, including reasonable attorneys' fees.

        10.10 COUNTERPARTS. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

        10.11 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

        10.12 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF MINNESOTA.

        10.13 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

        10.14 EXHIBITS AND SCHEDULES. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

        (a)     EXHIBIT A -   Legal description of the Land
        (b)     EXHIBIT B -   Form of Surveyor's Certificate
        (c)     EXHIBIT C -   Form of Special Warranty Deed
        (d)     EXHIBIT D -   Form of Bill of Sale and Assignment
        (e)     EXHIBIT E -   Form of Assignment and Assumption of Contract
        (f)     EXHIBIT F -   Form of Tenant Notice Letter
        (g)     EXHIBIT G -   FIRPTA Affidavit
        (h)     EXHIBIT H -   Form of Tenant Estoppel
        (i)     EXHIBIT I -   Due Diligence Materials

        10.15 CAPTIONS. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

        10.16 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

        10.17 EXCLUSIVE. Until this Agreement is terminated, Seller will cease its marketing efforts and will not solicit, negotiate or enter into any backup letters of intent, proposals, options or contracts with regard to the purchase and sale of the Property.

        10.18 TAX FREE EXCHANGE. In the event that either Seller or Purchaser elect to purchase or sell the Property as part of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code, the other party agrees to cooperate with such party in connection therewith and to execute and deliver all documents which reasonably may be required to effectuate such exchange as a qualified transaction pursuant to Section 1031 of the Code; provided that: (a) the Closing shall not be delayed; (b) the other party incurs no additional cost or liability in connection with the like-kind exchange; (c) such party pays all costs associated with the like-kind exchange; and (d) the other party is not obligated to take title to any other property. Notwithstanding anything set forth in this Agreement to the contrary or in any other agreement to which a party hereto is bound, each such party is (and any employee, representative or other agent of such party are) hereby expressly authorized to disclose the "tax treatment" or "tax structure" (as those terms are defined in Treas. Reg. ss.ss.1.6011-4(c)(8) and (9), respectively) of the transactions the subject of this Agreement and all materials of any kind (including tax opinions or other tax analyses) that are provided to any such party relating to such "tax treatment" or "tax structure" of the transactions the subject of this agreement, except that "tax treatment" or "tax structure" shall not include the identity of any existing or future party or its affiliates.

        10.19 EFFECTIVE DATE. Upon execution of this Agreement by Purchaser and delivery of same to Seller, this Agreement shall constitute an offer by Purchaser. The offer by Purchaser herein contained shall automatically be withdrawn and become of no force or effect unless this Agreement is executed by

Seller and delivered to the Title Company on or before 5 p.m., Dallas, Texas time, on February 11, 2004. The date of delivery to the Title Company of a fully executed counterpart of this Agreement, as evidenced by the Title Company's notation in the space set forth below, shall be deemed the effective date of this Agreement (the "EFFECTIVE DATE").

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the Effective Date.

                                        SELLER:

Executed by Seller                      EDWARD L. WARRINGTON,
this 11th day of                        an individual
February, 2004

                                        By: /S/ EDWARD L. WARRINGTON
                                            -----------------------------------
                                        Name: EDWARD L. WARRINGTON
                                              ---------------------------------
                                        Title:
                                              ---------------------------------

                                       PURCHASER:

Executed by Purchaser                  BEHRINGER HARVARD MID-TERM VALUE
this 11th day of                       ENHANCEMENT FUND I LP, a Texas limited
February, 2004                         partnership

                                       By:  Behringer Harvard Funds I LP,
                                            a Texas limited partnership
                                            Its General Partner


                                            By: /S/ JASON MATTOX
                                                --------------------------------
                                            Name: JASON MATTOX
                                                  ------------------------------
                                            Title: SENIOR VICE PRESIDENT
                                                   -----------------------------

                         ACKNOWLEDGMENT BY TITLE COMPANY

        The Title Company hereby agrees to perform its obligations under this Agreement and acknowledges receipt of Earnest Money from Purchaser in the amount of Two Hundred Fifty Thousand Dollars ($250,000) on the 12th day of February, 2004, and of a fully executed counterpart of this Agreement on the 11th day of February, 2004, which latter date shall be deemed the "Effective Date" of this Agreement.

                                PARTNERS TITLE COMPANY


                                By: /S/ RENO HARTFIEL
                                    --------------------------------------------
                                Name: RENO HARTFIEL
                                      ------------------------------------------
                                Title: EXECUTIVE VICE PRESIDENT/GENERAL COUNSEL
                                       -----------------------------------------